VACCINOGEN, INC.

AMENDMENT NO. 3 TO
NOTE AND WARRANT PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO NOTE AND WARRANT PURCHASE AGREEMENT is dated as of the ___ day of April, 2013, by and between Vaccinogen, Inc., a Maryland corporation (the “Company”), and The Abell Foundation, Inc., a Maryland corporation (the “Purchaser”).

RECITALS

Reference is made to that certain Note and Warrant Purchase Agreement dated October 26, 2011, by and between the Company and the Purchaser, as amended by that certain Amendment No. 1 to Note and Warrant Purchase Agreement dated February 16, 2012, by and between the Company and the Purchaser and as further amended by that certain Amendment No. 2 to Note and Warrant Purchase Agreement dated January 16, 2013, by and between the Company and the Purchaser (the “Second Amendment,” and such Note and Warrant Purchase Agreement, as amended by the Second Amendment, the “Existing Agreement,” and the Existing Agreement, as amended by this Amendment No. 3, the “Agreement”), pursuant to which the Purchaser agreed to purchase from the Company a promissory note (the “Existing Note”) in the maximum principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000.00) and to purchase the “Warrant” as therein defined (the “Existing Warrant”). In order to amend the Existing Agreement, inter alia, to extend the maturity of the Existing Note, and to modify the terms of the Existing Warrant as hereinafter provided, the parties hereto have entered into this Amendment No. 3.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and such other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          All capitalized terms not otherwise defined herein which are defined in the Agreement shall have the same meanings assigned to them in the Agreement.

2.          All references to (a) “this Agreement” in the Agreement shall mean the Existing Agreement as amended by this Amendment No. 3, (b) the “Note” in the Agreement and in the other Transaction Documents shall mean a promissory note in substantially the form attached hereto as Exhibit A (the “Replacement Note”), which Exhibit shall replace in its entirety Exhibit A to the Agreement, and (c) the “Warrant” in the Agreement shall mean a warrant to purchase capital stock of the Company in substantially the form attached hereto as Exhibit B, which Exhibit shall replace in its entirety Exhibit B to the Agreement.

3.         Section 1.2 of the Agreement is hereby amended to read in its entirety as follows:

1.2           Sale. Subject to the terms and conditions hereof, the Purchaser agrees to purchase from the Company, and the Company agrees to sell and issue to the Purchaser, (i) the Note, and (ii) a warrant which evidences the right of the Purchaser to purchase up to that number of shares of Common Stock of the Company equal to (x) $1,100,000, divided by (y) eighty-five percent (85%) of the lowest purchase price per share (after taking into account all discounts and other reductions in the purchase price offered to any purchaser) of the Common Stock sold in the Company’s Venture Capital Financing (as defined below). “Venture Capital Financing” shall mean the first transaction or series of transactions to occur after October 26, 2011 involving the issuance or sale of additional shares of capital stock, or securities directly or indirectly convertible or exchangeable for capital stock, of the Company that would result in at least $35,000,000 in aggregate gross proceeds to the Company, including by way of the conversion of any outstanding debt.

4.         Section 5.10 of the Agreement is hereby amended to read in its entirety as follows:

5.10         Company’s Venture Capital Financing. The Company agrees to (a) provide the Purchaser (i) on or before the fifteenth (15th) day of each month, commencing April 15, 2013, with a report in form and detail acceptable to the Purchaser, describing the activities of the Company during the immediately preceding month in connection with the issuance or sale of additional shares of capital stock, or securities directly or indirectly convertible or exchangeable for capital stock, of the Company, and (ii) with reasonable prior notice of the potential closing of the final transaction representing the Company’s Venture Capital Financing, and (b) to issue the Warrant to the Purchaser at the closing of the final transaction representing the Company’s Venture Capital Financing.

5.         To induce the Purchaser to enter into this Amendment No. 3, the Company hereby:

(a)        represents and warrants to the Purchaser that (i) the representations and warranties of the Company set forth in Section 3 of the Agreement, and the representations and warranties of the Company set forth in each of the other Transaction Documents, are true and correct in all material respects with the same effect as if made on the date hereof (except that (x) such materiality qualifier shall not be applicable to any representation or warranty that already are qualified or modified by materiality in the text thereof, and (y) any representation and warranty stated to relate solely to an earlier date shall be true and correct as of such earlier date), it being understood that all references to “this Agreement” and the “Transaction Documents” in Section 3 of the Agreement shall include (without limitation) this Amendment No. 3 and the Warrant, respectively, and (ii) after giving effect to the terms of this Amendment No. 3, the Company is in compliance with all the terms and conditions of the Agreement and the other Transaction Documents, and no Default or Event of Default has occurred and is continuing; and

(b)        releases and forever discharges the Purchaser and the officers, employees and trustees thereof, of and from all manner of actions, causes and causes of action, suits, debts, sums of money, account reckonings, bonds, bills, specialties, coverages, judgments, executions, claims, and demands whatsoever, at law or in equity, and particularly, without limiting the generality of the foregoing, all claims relating to the transactions which are the subject of the Transaction Documents, which the Company and its successors and assigns ever had, now has, or may have in the future, for, upon or by reason of any matter, cause, or thing, whatsoever occurring prior to the date hereof and/or arising from facts of which the Company was aware, or reasonably should have been aware, as of the date hereof. Without limitation of the foregoing, the Company waives any and all defenses, offsets, and counterclaims to the Purchaser’s enforcement of the Transaction Documents or any action by the Purchaser to foreclose any security interest.

6.         This Amendment No. 3 shall become effective on the date upon which the following shall all have occurred:

(a)         the Purchaser shall have received each of the following, in form and substance satisfactory to the Purchaser:

(i)          a copy of this Amendment No. 3, duly executed and delivered by the Company;

(ii)         the Replacement Note, duly executed and delivered by the Company;

(iii)        intellectual property security agreements covering all intellectual property of the Company, each duly executed and delivered by the Company; and

(iv)        certificate(s) of the Secretary of the Company (A) to the effect that resolutions in form and content satisfactory to the Purchaser authorizing the prior transactions between the Company and the Purchaser in connection with the Second Amendment and those transactions contemplated hereby have been duly adopted and remain in full force and effect, and (B) certifying the incumbency and signatures of the officers of the Company who executed the Second Amendment and who are authorized to execute this Amendment, the Replacement Note and the Warrant; and

(b)         the Purchaser shall have executed and delivered to the Company this Amendment No. 3.

7.          The Company and the Purchaser intend that neither this Amendment No. 3, nor the execution and delivery of this Amendment No. 3, the Replacement Note or any other document executed and delivered pursuant to or in connection with this Amendment No. 3, shall constitute or be construed to operate as a novation of the Agreement, the Existing Note, any of the indebtedness of the Company pursuant to the Existing Note, or any lien or security interest heretofore created pursuant to any of the Transaction Documents. The Company and the Purchaser intend that by the execution and delivery of this Amendment No. 3 and the Replacement Note certain of the terms of the note and warrant purchases by the Purchaser shall be modified, restated and replaced in their entireties, but the indebtedness evidenced by the Existing Note and such liens and security interests heretofore created shall not be extinguished or satisfied. Without limitation of the foregoing, the Company specifically acknowledges and agrees that (a) the “Note” as defined in the Security Agreement dated as of October 26, 2011, by and between the Company and the Purchaser (the “Security Agreement”) means the Replacement Note, (b) the “Obligations” as defined in the Security Agreement (the “Obligations”) include all indebtedness and liabilities of the Company under the Agreement, under the Replacement Note and under the other Transaction Documents, (c) the “Collateral” as defined in the Security Agreement (the “Collateral”) secures, without limitation, the payment and performance all of the Obligations, (d) the Obligations represent debt issued in connection with an investment in the Company, (e) the Collateral includes the “Collateral” (the “Organon Collateral”) as defined in that certain New Security Agreement (the “Organon Security Agreement”) made as of October 31, 2007 by and between (i) Intracell Holdings Corporation (predecessor to the Company) and (ii) Organon BioSciences International B.V. and Organon Teknika Corporation (collectively, “Organon”); provided that the inclusion of such “Collateral” as defined in the Organon Security Agreement is included specifically subject to any liens or rights arising from the terms of the Organon Security Agreement, and (f) to the Company’s knowledge there are no liens or security interests in the Collateral except for the security interest of the Purchaser therein and except for the security interest granted to Organon in the Organon Collateral pursuant to the Organon Security Agreement.

8.          The Company agrees to pay all out-of-pocket expenses incurred by the Purchaser in connection with the preparation, negotiation, execution and delivery of this Amendment No. 3, the Replacement Note and all other documents executed or to be executed in connection herewith, including, without limitation, the expenses and reasonable fees of its counsel in an amount not to exceed $5,000.

9.          The Purchaser shall be permitted to set-off all amounts owed by it to the Company under the Investment Agreement against all amounts owed to it by the Company with respect to the Note.

10.         Except as amended hereby, the Agreement shall remain unchanged, and the Agreement, as so amended, shall continue in full force and effect in accordance with its terms. The breach by the Company of any representation, warranty, covenant or agreement contained in this Amendment No. 3 shall represent an Event of Default.

11.         This Amendment No. 3 may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

12.         The Recitals hereto and all of the terms of the Agreement are hereby incorporated into and made a part hereof as though fully set forth herein.

13.         This Amendment No. 3 shall be governed by and construed under the laws of the State of Maryland, without regard to the conflicts of laws provisions of the State of Maryland or any other state. Any suit, action or proceeding instituted by either party hereto with respect to any of the obligations of other party hereto may be brought in any State or federal court located in the State of Maryland (in addition to such other courts in which jurisdiction and venue may be appropriate), and each party consents to the in personam jurisdiction of such courts.

[SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to Note and Warrant Purchase Agreement to be duly executed under seal by their duly authorized respective officers as of the day and year first above written.

ATTEST/WITNESS:	VACCINOGEN, INC.

	By:	/s/ Michael G. Hanna, Jr.	(SEAL)
Michael G. Hanna, Jr., Ph.D.
Chairman and Chief Executive Officer

	By:	/s/ Andrew L. Tussing	(SEAL)
Andrew L. Tussing
President and Chief Operating Officer

THE ABELL FOUNDATION, INC.

	By:	/s/ Robert C. Embry, Jr.	(SEAL)
Robert C. Embry, Jr.
President

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